Exhibit l.
1620 Dodge Street, Suite 2100 Omaha, NE 68102 402.964.5000 fax: 402.964.5050

July 30, 2010

Nations Financial Group, Inc.
4000 River Ridge Drive, NE
Cedar Rapids, IA 52406-0908
Attn: Mr. R. Scott Bennett

RE:           Placement Agent Agreement

Ladies and Gentlemen:

We have acted as counsel for Zea Capital Fund, LLC, a Delaware limited liability company (the “Fund”) in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), of a registration statement on Form N-2 (File No. 333-163888) (the “Registration Statement”) relating to the issuance and sale by the Fund of a maximum of 6,400,000 of the Common Units of the Fund (the “Units”) pursuant to a Placement Agent Agreement, dated as of [_________, 2010] (the “Placement Agent Agreement”), between the Fund and you, as Placement Agent.  The transactions described in the Transaction Documents (hereinafter defined) are herein collectively referred to as the “Transaction.”  Except as otherwise indicated herein, capitalized terms used herein are defined as set forth in the Placement Agent Agreement.

SECTION 1:  In rendering the opinions set forth here, we have examined originals as signed, or copies showing signatures and identified to us as true copies of originals, or drafts identified to us as identical to the documents executed and delivered by the parties, of the following documents:

1.1           Certified copy of the Certificate of Formation of the Fund (the “Certificate of Formation”).

1.2           Limited Liability Company Agreement (the “LLC Agreement”) of the Fund.

1.3           Certificate of Good Standing of the Fund issued by the Secretary of State of the State of Delaware.

1.4           Certificate of Authorization of the Fund issued by the Secretary of State of the State of Iowa.

1.5           The Placement Agent Agreement showing signatures and identified to us as a true copy of the original as signed.

1.6           The Registration Statement.

1.7           Any such additional records, documents, and questions of law as we have considered relevant and necessary as a basis of this opinion.

For the purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity and accurateness of the originals of such latter documents.  In addition, we have assumed that the Units are offered and sold as described in the Registration Statement and the Placement Agent Agreement.  As to any facts relevant to such opinions that were not independently established, we have relied upon factual information and representations given to us by the Fund.

With respect to the opinion as to the due formation and valid existence of the Fund set forth in section 2.1 of this letter, we have relied solely upon a certified copy of the Certificate of Formation of the Fund, a Certificate of Good Standing of the Fund issued by the Secretary of State of the State of Delaware, and a Certificate of Authorization of the Fund issued by the Secretary of State of the State of Iowa.

In rendering the following opinions, as to factual matters that affect our opinions, we have, with your approval, participated in conferences with officers of the Fund, your representatives, your counsel and McGladrey & Pullen, LLP, the independent certified public accountants for the Fund, at which conferences we made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement, which includes the Prospectus (the “Prospectus”) and Statement of Additional Information (the “SAI”), and related matters.

SECTION 2:  Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

2.1           The Fund has been duly formed and is validly existing in good standing under the Delaware Limited Liability Company Act with full power and authority to carry out its obligations under the Placement Agent Agreement, the Certificate of Formation and to own properties and conduct business as described in the Prospectus and the SAI, and the Fund is duly qualified to conduct business as a foreign limited liability company and is in good standing in the State of Iowa.

2.2           The LLC Agreement has been duly and validly authorized, executed, and delivered by the initial member of the Fund and constitutes the legal, valid, and binding obligation of the Fund, enforceable in accordance with its terms.

2.3           The offer and sale of the Units have been duly authorized by the Fund.

2.4           Upon payment for, and when sold and issued in the manner and under conditions set forth in the Prospectus and the SAI, the Units will be validly issued, will represent valid limited liability company interests in the Fund, and will be fully paid and non-assessable limited liability company interests in the Fund.

2.5           The Placement Agent Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid, and binding obligation of the Fund, enforceable in accordance with its terms.

2.6           The offer and sale of the Units and the compliance by the Fund with all of the provisions of the Placement Agent Agreement will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, the Certificate of Formation or LLC Agreement, or, to our knowledge, any indenture, mortgage, deed of trust, or other instrument or material agreement to which the Fund is a party or by which it is bound, or any material statute, order, rule, or regulation applicable to the Fund of any court or other governmental authority.

2.7           The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued nor has any proceeding for the issuance of such an order been initiated or threatened.

We have not ourselves checked the accuracy or completeness of or otherwise verified the information furnished with respect to other matters in the Registration Statement or the Prospectus.  We have generally reviewed and discussed with your representatives and with certain officers and employees of, and auditors for, the Company, the information furnished, whether or not subject to our check and verification.  On the basis of the review and discussion referred to above, but without independent check or verification, and information that was developed in the course of the performance of the services, considered in the light of our understanding of the applicable law (including the requirements of Form N-2 under the 1933 Act and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the 1933 Act, we advised you and hereby confirm that, in our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the SEC thereunder.  Further, nothing that came to our attention in the course of such review has caused us to believe that the Registration Statement on the Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the Prospectus at the time it was filed electronically with the SEC pursuant to Rule 424 promulgated by the SEC under the 1933 Act contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and nothing that has come to our attention in the course of our performance of services has caused us to believe that the Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.8           The Fund has duly elected to be treated by the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”) as a “business development company” (the “BDC Election”) and the Fund has not filed with the SEC any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefore initiated or, to our knowledge, threatened by the SEC.

2.9           To our knowledge there is no pending or threatened litigation or governmental proceedings against the Fund required to be described in the Registration Statement.

SECTION 3:  Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:

3.1           This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.  Please note that we are expressing an opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

3.2           The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or in the Prospectus except insofar as such statements relate to us as set forth in the Prospectus under the heading “Legal Opinions.”  We do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or in the Prospectus.

3.3           We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

3.4           We express no opinion as to any laws other than the federal laws of the United States of America, the laws of the State of Iowa, and the Limited Liability Company Act of the State of Delaware (the “Delaware Limited Liability Company Act”).  We understand that reference to the “Delaware Limited Liability Company Act” includes statutory provisions, applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

3.5           We have assumed for purposes of this opinion that:  (a) the party or parties to the Placement Agent Agreement and any related contract, agreement, or instrument (the “Transaction Documents”), other than the Fund (collectively, the “Other Parties”) are duly organized, validly existing, and in good standing with full power and authority to enter into, execute, deliver, and perform the Transaction Documents and their respective obligations thereunder; (b) the Transaction has been duly authorized by the Other Parties and the Other Parties have duly executed and delivered the Transaction Documents to which they are a signatory; (c) the Other Parties have satisfied those legal requirements that are applicable to each of them to the extent necessary to make the Transaction Documents enforceable against each of them; (d) any contracts, agreements, or instruments to which the Other Parties are a party or by which its or their property is bound, other than the Transaction Documents, will be enforced as written (e) the Other Parties have complied with all legal requirements pertaining to each of their status as such status relates to their rights to enforce the Transaction Documents against the Fund; (f) each natural person executing any of the Transaction Documents is legally competent; (g) all signatures other than signatures of the officers or partners of the Fund on the Transaction Documents are genuine, the Transaction Documents submitted to us as originals are authentic and the Transaction Documents submitted to us as copies conform to the originals; (h) all Transaction Documents are complete or will be appropriately completed (including, without limitation, all amendments and exhibits thereto); (i) any certifications dated prior to Closing remain true as of Closing; (j) each Public Document is accurate, complete and authentic and all official public records are accurate and complete; (k) there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; (l) the conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing, and conscionability; (m) the Other Parties and any agent acting for the Other Parties in connection with the Transaction have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transaction; (n) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, or qualify the terms of the Transaction Documents; (o) all statutes, judicial, and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the State of Iowa and the Delaware Limited Liability Company Act, are generally available (i.e., in terms of access and distribution following publication or other release) to practicing lawyers, and are in a format that makes the legal research reasonably feasible; (p) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the applicable jurisdiction listed in “(o)”, above has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (q) the Fund holds the requisite title and rights to any property involved in the Transaction; (r) no party will in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any agreement by which it is bound or  a breach or default of any court or administrative body having jurisdiction over the parties or the matter; (s) the Fund will obtain all permits and governmental approvals required, and take all actions similarly required, relevant to consummation of the Transaction or performance of the Transaction Documents; (t) all parties to the Transaction will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents; (u) all applicable taxes and fees, including but not limited to transfer taxes and filing fees, required to be paid in connection with the consummation of the Transaction have been paid; (v) the Other Parties will comply with all requirements of applicable procedural and substantive law, and will act in good faith and in a commercially reasonable manner in the exercise of any rights or enforcement of any remedies under the Transaction Documents; and (w) any contract, agreement, instrument, lease, license, permit, warranty, or approval to be assigned under any of the Transaction Documents is assignable.  We note that we have no actual knowledge of the occurrence of any of the matters described in clauses (k) or (n), above, nor do we have any actual knowledge that any of the parties to the Transaction has not  complied with the requirement of good faith, fair dealing, and conscionability as assumed by clauses (l) or (m), above.  We have not made any independent investigation or inquiry concerning the business or financial condition of the Fund or concerning the operation, management, use or other dealings with the property of the Fund.

3.6           Our opinions are subject to:  (i) the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or fraudulent conveyance and other similar laws affecting creditor’s rights generally and judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities; (ii) limitations imposed by equitable doctrines, including without limitation, limitations upon the specific enforceability of provisions of the Transaction Documents, concepts of materiality, reasonableness (including commercial reasonableness of the sale or disposition of collateral), good faith and fair dealing, and the availability of injunctive relief or other equitable remedies (regardless whether considered in a proceeding in equity or at law); (iii) the fact that certain remedies and waivers and other provisions of the Transaction Documents may not be enforceable, but such unenforceability will not prevent the substantial realization of the essential benefits of the Transaction by the parties; and (iv) judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs.  Enforceability of certain provisions purporting to waive the benefits of statutory provisions or constitutional or common law rights or providing for indemnification, exculpation or release may be limited or otherwise affected by limitations based on statutes, case law or public policy.  The opinions in this letter do not include any opinion as to the enforceability of (a) any waiver of jury trial; (b) any choice of law provision; (c) any choice of forum or choice of venue provision; (d) a remedy under certain circumstances where another remedy has been elected; (e) the right of a creditor to use force or cause a breach of the peace in enforcing rights; (f) any power of attorney; (g) the provisions of the Transaction Documents which release, exculpate or exempt a party from, or require indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves (I) gross negligence, recklessness, willful misconduct or unlawful conduct or (II) negligence to the extent the provisions are insufficiently explicit; and (h) the balance of a Transaction Document, where part of the Transaction Document may be unenforceable under circumstances in which the unenforceable portion is an essential part of the agreed upon exchange.

3.7           With respect to our opinion that the identified Transaction Documents to which the Fund is a party have been duly executed and delivered by the Fund to the Other Parties, we note that we were not present at the execution and delivery of the original documents and that we have based our opinion on examination of copies of such Transaction Documents and certificates, statements or other representations of representatives of the Fund.  As to matters of fact, we have assumed all representations of the Fund and the Other Parties in the Transaction Documents are true.

3.8           When an opinion is stated to be “to the best of our knowledge” or the statement is made that “we have no knowledge,” or other words of similar import appear, the language means only that we have no actual knowledge to the contrary and does not indicate or imply any investigation or inquiry, of the Client or others on our party.  For this purpose, “we” means only those attorneys within our firm who have done substantive work on this opinion who are David Gardels, Daniel Peterson, John Menicucci, and Jennifer McCarville.

3.9           Our opinions with respect to Federal law and the laws of States identified above do not include any opinion with respect to pension and employee benefit laws and regulations, antitrust, and unfair competition laws and regulations, tax laws and regulations, health and safety laws and regulations, labor laws and regulations, or environmental laws, regulations, and codes. We express no opinion as to the effect on the Transaction of local law, which shall include charters, ordinances, administrative opinions, and rules and regulations of cities, counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the federal, state, or regional level.

3.10           This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein.  Unless otherwise stated herein, we have made no independent investigation regarding factual matters.  This opinion is based solely on the state of the law as of the date of this opinion, and the factual matters in existence as of such date, and we specifically disclaim any obligation to monitor any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein.

This opinion is rendered solely for your benefit and the benefit of your counsel, in connection with the execution and delivery by the Fund of the Placement Agent Agreement, and may not be released to or relied upon by any other person or for any other purpose without the prior written consent of this firm.

Yours very truly, HUSCH BLACKWELL SANDERS LLP